UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 14, 2010

AMERICAN EAGLE ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-143626	20-8642477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North 27th Street, Suite 21G
Billings, Montana 59101
(Address of principal executive offices, including zip code)

(406) 294-0765
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01 Other Events.

On December 14, 2010, we acquired from Synergy Resources LLC, a private company, all of Synergy’s working interests and certain other contractual rights of Synergy, including farm-in rights and rights in and to certain oil and gas leases, as well as all intellectual property and records held by Synergy, in each case relating to the projects and prospects identified as the “Glacier Project”, the “Elm Coulee Project”, the “Saskatchewan Prospects” and the “Benrude Prospect”.  The Glacier Project consists of three prospective areas in the emerging Alberta Bakken play located in Glacier and Toole Counties, Montana, which have been identified as the “Bakken Basin Facies”, “Bakken Northern Dome Facies” and the “Southern Dome Facies”.  We are in negotiations to acquire working interests and other rights in approximately 60,000 net acres in these areas.  The Elm Coulee Project consists of a potential working interest in a Bakken oil-producing field located in Richland County, Montana.  The Saskatchewan Prospects consist of two Bakken exploration prospects and one Three Forks exploration prospect, all located in the Williston Basin in Southeast Saskatchewan, Canada. The Benrude Prospect consists of approximately 760 acres in Roosevelt County, Montana, on which we currently expect to drill a development well that we believe to be low-risk.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit
99.1*	Press Release dated January 21, 2011, announcing American Eagle’s acquisition of all of Synergy’s rights and interests in Bakken and other oil production projects and prospects.

*           Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE ENERGY INC.

Date: January 21, 2011	By:	/s/ Richard Findley
Richard Findley
President